Shengkai Innovations Completes the Construction of New Manufacturing Facility

TIANJIN, China, July 27 -- Shengkai Innovations, Inc. (Nasdaq: VALV; "Shengkai Innovations" or the "Company"), a leading ceramic valve manufacturer with operations in the People's Republic of China (the "PRC"), today provided an update on its newly established facility in Tianjin Airport Economic Area, approximately 7 miles away from Tianjin Binhai International Airport and 17 miles away from its current factory.

The construction of the new manufacturing facility, which is expected to replace the current factory in the Tianjin Jinnan Development Area, was completed in June 2010. Since then, the company has been undergoing installation of equipment and machines, and trial production is being conducted prior to full-scale operation. Upon full operation of the new facility, Shengkai expects to increase the total annual capacity to 24,000 units of ceramic valves, from current production capacity of 7,500 units.

Mr. Chen Wang, Chairman and Chief Executive Officer of Shengkai Innovations, remarked, "Thanks to the high quality and durability, our ceramic valve products have been well received by power generation, oil and petrochemical, metallurgy and other industries in China and overseas. With the new facility coming online, we expect our capacity bottleneck to be unlocked and in doing so we plan to  quickly ramp up our production to meet rising demand, particularly from the oil and petrochemical sector. We are confident this fiscal year will be an even stronger year."

About Shengkai Innovations, Inc.

Shengkai Innovations is engaged  in the design, manufacture and sale of ceramic  valves, high-tech ceramic materials and the provision of technical consultation  and related services. The Company’s industrial valve products are used by companies in the electric power, petrochemical, metallurgy, and environmental protection industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and  development,  engineering,  and  production  capacity  for structural  ceramics  and  is  the  only valve manufacturer in China that is able to produce  large-sized  ceramic  valves  with  calibers  of  6”  or more. The Company’s product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

Safe Harbor Statements

Under  the Private Securities Litigation Reform Act of 1995: Any statements set forth  above  that  are  not  historical  facts  are  forward-looking statements  that  involve  risks  and uncertainties that could cause actual results  to differ materially from those in the forward-looking statements. Such  factors  include,  but  are  not limited to, the effect of political, economic,  and  market  conditions and geopolitical events, legislative and regulatory  changes,  the  Company’s  ability  to  expand  and  upgrade its production  capacity,  the actions and initiatives of current and potential competitors,  and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory  authorities. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Shengkai Innovations, Inc.
David Ming He
Chief Financial Officer
Tel:   +86 (22) 2858 8899
Email: ir@shengkai.com

Web site:   http://www.shengkaiinnovations.com